Exhibit 99.1

Contact:
Christopher J. Zyda
Senior Vice President &

Chief Financial Officer

Phone: (415) 217-4500
Email: ir@luminentcapital.com

LUMINENT MORTGAGE CAPITAL, INC. APPOINTS FORMER S&P EXECUTIVE
FRANK L. RAITER TO ITS BOARD OF DIRECTORS

SAN FRANCISCO, CA November 3, 2006 – Luminent Mortgage Capital, Inc. (NYSE: LUM) announced today the appointment of an additional independent member to its Board of Directors, Frank L. Raiter, effective March 13, 2007.

Frank L. Raiter currently serves on the Board of Directors of Clayton Holdings Inc. Mr. Raiter served as Managing Director of Standard & Poor’s Ratings Group prior to his retirement in April 2005. Previously, Mr. Raiter was the Chief Investment Officer and Treasurer of Caliber Bank in Phoenix, Arizona, and served as the Assistant Director, Office of Securities Transactions, of the Resolution Trust Corporation. Mr. Raiter earned a B.A. of Economics with honors from North Carolina State University and his MBA in Finance from the University of North Carolina Chapel Hill. Mr. Raiter also served as Captain and Company Commander in the United States Marine Corps.

“Frank’s extensive industry experience spans 30 years of housing cycles, massive innovation in structured finance, and the development of sophisticated credit modeling,” said Gail P. Seneca, Chairman and Chief Executive Officer. “He will add depth to the Luminent Board, and contribute to our strategic positioning as a high quality mortgage asset manager.”

Mr. Raiter commented, “I am pleased to have this opportunity to contribute to the continued growth and success of Luminent. I am impressed with the depth and experience of the current board members and senior management and hope my background in credit analysis and modeling will compliment their strengths.”

Luminent was formed in April 2003, completed its initial public offering in December 2003 and trades on the New York Stock Exchange under the ticker “LUM.” Luminent is organized and conducts its operations so as to qualify as a real estate investment trust for federal income tax purposes. Luminent’s principal activity is to invest in mortgage-backed securities and mortgage loans, thereby providing capital to the residential housing market. Luminent’s website can be found at www.luminentcapital.com.

This news release and Luminent’s filings with the Securities and Exchange Commission contain forward-looking statements that predict or describe future events or trends. The matters described in these forward-looking statements are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond Luminent’s control and are based on the information currently available to Luminent’s management. Luminent faces many risks that could cause its actual performance to differ materially from the results expressed or implied by its forward-looking statements, including, without limitation, the possibilities that interest rates may change, that principal payment rates may change, that mortgage-backed securities or mortgage loans may not be available for purchase on favorable terms, that borrowings to finance the purchase of assets may not be available on favorable terms, that Luminent may not be able to maintain its dividend or the yield on its common stock, that Luminent may not be able to maintain its qualification as a REIT for federal income tax purposes, that Luminent may experience the risks associated with investing in real estate, including changes in business conditions and the general economy, that Luminent’s strategy of purchasing mortgage loans for securitization may not continue to be successful and that Luminent’s strategies may not be effective, including portfolio management and hedging strategies and strategy to protect net interest spreads. Luminent’s filings with the Securities and Exchange Commission contain a more complete description of these and many other risks to which Luminent is subject. Because of those risks, Luminent’s actual results, performance or financial condition may differ materially from the results, performance or financial condition contemplated by its forward-looking statements. The information set forth in this news release represents management’s current expectations and intentions. Luminent assumes no responsibility to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.